Exhibit 99.2
Reconciliations of non-GAAP financial measures
(All figures are rounded. Totals may not add up due to rounding)
Second quarter and first six months fiscal year (“FY”) 2009 adjusted diluted earnings per share from continuing operations (“EPS”)

	Second Quarter	First Six Months
Reported EPS	$1.05	$2.30
Litigation charge (1)	$0.11	$0.11

Adjusted EPS	$1.17	$2.41
(1)	Represents the charge relating to the pending settlement with the direct purchaser plaintiffs (which includes BD’s distributors) in the antitrust class actions.
Second quarter and first six months FY 2010 adjusted EPS

	Second Quarter	First Six Months
Reported EPS	$1.24	$2.53
Tax charge (1)	$0.04	$0.04

Adjusted EPS	$1.27	$2.57
(1)	Represents the charge related to health care reform impacting Medicare Part D reimbursements.
Full year FY 2009 adjusted EPS

Reported EPS	$4.92
Litigation charge (1)	$0.11
Tax adjustment (2)	$(0.08)

Adjusted EPS	$4.95

(1)	Represents the charge relating to the pending settlement with the direct purchaser plaintiffs (which includes BD’s distributors) in the antitrust class actions.

(2)	Represents the tax benefit relating to various tax settlements in multiple jurisdictions.

Second quarter FY2010 foreign currency-neutral EPS growth

							Total	Foreign	Foreign
				Q2	Impact of	Q2	unfavorable	currency	currency
				FY2009	foreign	FY2010	foreign	neutral	neutral
	Q2	Q2	Change	hedge	currency	hedge	currency	growth	growth
	FY2010	FY2009	($)	gain	translation	loss	impact	($)	(%)
Adjusted EPS	$1.27	$1.17	$0.10	(0.08)	0.06	(0.07)	(0.09)	0.19	16.2%

First six months FY2010 foreign currency-neutral EPS growth

				FY2009				Total	Foreign	Foreign
				foreign		Impact of		unfavorable	currency	currency
				currency	FY2009	foreign	FY2010	foreign	neutral	neutral
			Change	holding	hedge	currency	hedge	currency	growth	growth
	FY2010	FY2009	($)	gain	gain	translation	loss	impact	($)	(%)
Adjusted EPS	$2.57	$2.41	$0.16	(0.09)	(0.16)	0.19	(0.11)	(0.18)	0.34	14.1%

FY 2010 EPS Outlook

		Estimated growth (based on adjusted FY2009 EPS of $4.95)	Estimated foreign currency neutral growth	Estimated impact of foreign currency translation
EPS guidance — reported	$5.01-$5.11	1-3%	7-9%	–6%
Tax charge (1)	$.04	1%	1%

EPS guidance — as adjusted	$5.05-$5.15	2-4%	8-10%	–6%
     (1) Represents impact of charge related to health care reform impacting Medicare Part D reimbursements.
     The FY2010 impact of –6% represents the year-on-year change due to estimated foreign currency translation, including hedging activities, as follows:

FY2009 Items:
Actual hedge gain in FY2009	$(0.26)
Q1 FY2009 foreign currency holding gain	$(0.09)
FY2010 Activity: *
Estimated effect of foreign currency translation	$0.17
Estimated hedge losses	$(0.12)

Total Year-on-Year Impact	$(0.30)
Impact on EPS Growth	$(0.30)/$4.95 ~ –6%

*	Estimated impact is based on the foreign exchange rates established for BD’s most recent fiscal year 2010 projection.